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WATERFIELD
Mortgage Company
                                                                    A Waterfield Group Company

EXHIBIT L

FORM OF ANNUAL CERTIFICATE
I, Carrie A. Hoover, certify to the LaSalle that:

1.
I have reviewed the servicing reports prepared by Union Federal Bank of Indianapolis (the "Company") pursuant to the AAR between EMC, Union
Federal and the Trust -SACO I Trust 2005-5 and the Pool and Servicing Agreement (the "Servicer") and the Company,

2.
Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Servicer and the related Master Subservicer, taken as a whole, does not contain any untrue statements made, in light of the circumstances under which such statements were made, not misleading as of the date of these certifications.

3.
The Servicing information required to be provided to the Servicer and if applicable, the related Master Servicer under the Servicing Agreement has been provided to the Servicer and the Master Servicer,

4.
I am responsible for reviewing the activities performed by the Subservicer under the Subservicing Agreement and based upon the review required under the Servicing Agreement and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report
and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Servicer and the
Master Servicer, the Subservicer, as of the date of this certificate fulfilled its obligations under the Servicing Agreement.

5.
I have disclosed to the Servicer and the Master Servicer all significant deficiencies relating to the Company's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in  Servicing Agreement.

Capitalized terms used but not defined herein the meanings ascribed to them in the Servicing Agreement.

Dated: March 24, 2006

/s/Carrie A. Hoover
Carrie A. Hoover

Vice President

75OO WEST JEFFERSON BLVD. • P.O. BOX 1289 • FORT WAYNE, INDIANA 46801 • 260-434-8411 • www.waterfield.com
WATERFIELD FINANCIAL CORPORATION • WATERFIELD MORTGAGE COMPANY • WATERFIELD INSURANCE AGENCY
UNION FEDERAL BANK • UNION INVBSTMENT SERVICES, INC.
 EQUAL OPPORTUNITY EMPLOYER • EQUAL HOUSING LENDER.